DATED 1 November 2011

# SHARE PURCHASE AGREEMENT

between

**GOLDENWAY PRECIOUS METALS LTD**

and

**THE SELLERS NOTED IN SCHEDULE 1**

and

**GOLDENWAY VOLTREX INVESTMENTS LIMITED**

and

**VFX FINANCIAL PLC**

NE: 7725503_7

**DATED 2011**

# SHARE PURCHASE AGREEMENT

between

**GOLDENWAY PRECIOUS METALS LTD**

and

**THE SELLERS NOTED IN SCHEDULE 1**

and

**GOLDENWAY VOLTREX INVESTMENTS LIMITED**

and

**VFX FINANCIAL PLC**

NE: 7725503_7

1

## CONTENTS

### CLAUSE

### SCHEDULES

1

7

**THIS AGREEMENT** is dated 2011

## PARTIES

(1) **The several persons** whose names and addresses are set out in Schedule 1 (**Sellers**);

(2) **Goldenway Precious Metals Ltd** incorporated and registered in Hong Kong with company number 1331623 whose registered office is at Flat/Rm 1209 Blk 1, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Hong Kong (**Buyer**);

(3) **Goldenway Voltrex Investments Limited**, a company incorporated and registered in England and Wales with company number 03405217 whose registered office is at 5 St Helens Place, Bishopsgate, London EC3A 6AU further details of which are set out in Schedule 2 (the **Company**); and

(4) **VFX Financial PLC**, a company incorporated and registered in England and Wales with company number 06589361 whose registered office is at 5 St Helens Place, Bishopsgate, London EC3A 6AU (**VFX**).

## BACKGROUND

(A) The Company has an issued share capital of 1,390 pounds sterling divided into 139,000 A ordinary shares of 1 pence each.

(B) Further particulars of the Company at the date of this agreement are set out in Schedule 2.

(C) The Sellers are the legal owners of, or are otherwise able to procure the transfer of, the legal and beneficial title to the number of Sale Shares set out opposite their respective names in Schedule 1 comprising 90.5% of the issued share capital of the Company on a fully-diluted basis.

(D) The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares subject to the terms and conditions of this agreement.

## AGREED TERMS

## 1. INTERPRETATION

1.1 The definitions and rules of interpretation in this clause apply in this agreement.

**Accounts:** the audited financial statements of the Company as at and to the Accounts Date, in the agreed form, a copy of which is attached to the Disclosure Letter.

**Accounts Date:** 31 October 2010.

7

**Agreed Debtor Schedule:** the list, in the agreed form, of debtors of the Company as at Completion;

**Business:** the business of the Company, namely brokerage services specialising in exchange traded derivatives, including futures and options on global fixed income and equity products.

**Business Day:** a day (other than a Saturday, Sunday or public holiday) when banks in the City of London and Jersey are open for business.

**Buyer's Lawyers:** Meitar Liquornik Geva & Leshem Brandwein of 16 Abba Hillel Rd. Ramat Gan 52506, Israel.

**Claim and Substantiated Claim:** have the meanings set out respectively in clause 7.

**Completion:** completion of the sale and purchase of the Sale Shares in accordance with this agreement.

**Completion Date:** the date of this agreement.

**Connected:** in relation to a person, has the meaning given in section 1122 of the CTA 2010.

**Control:** in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

and a **Change of Control** occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it.

**CTA 2010:** Corporation Tax Act 2010.

**Director:** each person who is a director or shadow director of the Company, the names of whom are set out in Schedule 2.

**Disclosed:** fairly disclosed (with sufficient details to identify the nature and scope of the matter disclosed) in or under the Disclosure Letter.

**Disclosure Letter:** the letter from the Sellers to the Buyer with the same date as this agreement and described as the disclosure letter, including the bundle of documents attached to it (**Disclosure Bundle**).

**Due Amount:** the amount (if any) due to the Buyer on a Relevant Claim being settled.

**Encumbrance:** any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien,

assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

**Escrow Account:** means a separately designated client account of GHL's Lawyers named "The GVI Escrow Account" at Royal Bank of Scotland PLC, account number 90359610, sort code 20-20-62 and IBAN GB89BARC20206290359610.

**Escrow Amount**: means the amount paid into the Escrow Account pursuant to clause 4.1(b), as may be reduced from time to time in accordance with the provisions of clause 8.

**FSA:** the United Kingdom Financial Services Authority.

**FSA Consents:** means the consent from the FSA to vary the Company's permissions dated 26 August 2011 and (ii) the consent from the FSA to a change of control of the Company dated 16 September 2011, each as attached as Appendix 1 to this agreement.

**FSMA:** the Financial Services and Markets Act 2000.

**GHL**: Green Holdings Limited.

**GHL's Lawyers:** Thomas Eggar LLP of Newbury House, 20 Kings Road West, Newbury RG14 5XR, United Kingdom.

**Group:** in relation to a company, that company, its subsidiaries, any company of which it is a subsidiary (its holding company) and any other subsidiaries of any such holding company; and each company in a group is a **member of the group**.

Unless the context otherwise requires, the application of the definition of **Group** to any company at any time will apply to the company as it is at that time.

**holding company** and **subsidiary**: mean a "holding company" and "subsidiary" as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee.

**ITEPA 2003:** Income Tax (Earnings and Pensions) Act 2003.

**Lease**: means the lease relating to the Leasehold Property dated 6 September 2007 between Mountgrange (St Helens) Limited and the Company.

**Leasehold Property:** means the property details of which are set out in Schedule 6.

**Lessor**: means Mountgrange (St Helens) Limited.

**Management Accounts:** the unaudited balance sheet and the unaudited profit and loss account of the Company, in the agreed form, for the period from 1 January 2011 to 30 September 2011 (a copy of which is attached to the Disclosure Letter).

**Purchase Price:** the purchase price for the Sale Shares to be paid by the Buyer to the Sellers in accordance with clauses 4 and 5.

**Relevant Claim:** a Claim under paragraph 13.6 of Schedule 4.

**Relevant Proportion:** means the result of the fraction the denominator of which is 125,795 and the numerator of which is the number of Sale Shares held by the Seller in question.

**Sale Shares:** the 125,795 A ordinary shares of 1 pence each in the Company held by the Sellers, all of which have been issued and are fully paid.

**Shareholders' Agreement**: means the shareholders' agreement between certain of the Sellers and the Company dated 1 August 2002.

**Tax or Taxation**: means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction (including, for the avoidance of doubt, national insurance contributions in the UK and corresponding obligations elsewhere) and any penalty, fine, surcharge, interest, charges or costs relating thereto (including interest and penalties arising from the Company's failure to make adequate instalment payments under the Corporation Tax (Instalments Payments) Regulations in any period ending on or before Completion).

**Taxation Authority**: any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official competent to impose, administer, levy, assess or collect Tax in the United Kingdom or elsewhere.

**Taxation Statute**: any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Tax and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

**Tax Warranties:** the Warranties in Part 2 of Schedule 4.

**Thomas Eggar Client Account**: means the designated client account of GHL's Lawyers at Royal Bank of Scotland PLC, account number 90359610, sort code 20-20-62 and IBAN GB89BARC20206290359610.

**Trade Mark Assignment:** the deed of assignment, in the agreed form, assigning all rights in the trade mark "Voltrex" to VFX.

**Transaction:** the transaction contemplated by this agreement or any part of that transaction.

**TUPE:** the Transfer of Undertakings (Protection of Employment) Regulations 2006.

**VATA 1994:** the Value Added Tax Act 1994.

**VFX Loans:** means (i) the loan of £115,000 made by VFX to the Company on 31 May 2011 and (ii) the loan of £35,000 made by VFX to the Company on 13 September 2011, and in each case any interest and other fees accrued but unpaid thereon.

**VFX Sale:** means the sale of the FX business and certain assets of the Company to VFX on or around 29 April 2011.

**Warranties:** the warranties in clause 6 and Schedule 4.

1.2 Clause and Schedule headings do not affect the interpretation of this agreement.

1.3 A **person** includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's personal representatives, successors or permitted assigns.

1.4 Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.5 Unless the context otherwise requires, a reference to one gender includes a reference to the other genders.

1.6 Subject to clause 17, a reference to any **party** shall include that party's personal representatives, successors and permitted assigns.

1.7 A reference to a **company** shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.8 A reference to a particular statute, statutory provision or subordinate legislation is a reference to it as it is in force at the date of this agreement, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts and subordinate legislation for the time being in force made under it. Provided that, as between the parties, no such amendment or re-enactment made after the date of this agreement shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.9 **Writing** or **written** excludes faxes and e-mail.

1.10 Documents in **agreed form** are documents in the form agreed by (i) GHL on behalf of all Sellers and (ii) the Buyer, or on their behalf, and initialled by them or on their behalf for identification.

1.11 References to clauses and Schedules are to the clauses and Schedules of this agreement; references to paragraphs are to paragraphs of the relevant Schedule.

1.12 Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction.

1.13 Reference to this agreement include this agreement as amended or varied in accordance with its terms.

1.14 Any words following the terms **including**, **include**, **in particular** or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

## 2. CONDITIONS PRECEDENT

The entry into this agreement is conditional on:

2.1 The Company having received FSA change of control approval in respect of the Buyer.

2.2 The Buyer having received a list of the Company's debtors as at the Business Day immediately preceding the Completion Date.

2.3 Written confirmation from the Lessor that all rent payable pursuant to the Lease has been paid up-to-date.

2.4 Written evidence that the Company has not incurred net losses of more than £10,000 per calendar month on average in the 6 months preceding the date of this agreement, excluding the impact of September 2011 where losses were made. The loss in September 2011 has been reflected by a reduction in the price per Sale Share from £11 to £10.35.

2.5 Removal of any mortgages or charges over any of the Company's assets or any of the Sale Shares.

Each party's signature of this agreement shall be deemed to be confirmation by that party that the conditions set out in this clause 2 have been satisfied (or waived by that party).

## 3. SALE AND PURCHASE AND WAIVER OF PRE-EMPTION RIGHTS

3.1 On the terms of this agreement, the Sellers shall sell and the Buyer shall buy, with effect from Completion, the Sale Shares with full title guarantee, free from all Encumbrances and together with all rights that attach (or may in the future attach) to them from the Completion Date including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement.

3.2 Each of the Sellers severally waives any right of pre-emption or other restriction on transfer in respect of the Sale Shares or any of them conferred on him under the articles of association of the Company, the Shareholders' Agreement or otherwise.

3.3 The Buyer is not obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

## 4. PURCHASE PRICE

4.1 The Purchase Price is £1,301,978, payable in cash at Completion on the basis of £10.35 per share, in accordance with the number of Sale Shares sold by each Seller as noted in Schedule 1, and shall be paid:

(a) as to £1,001,978 to GHL's Lawyers for onwards transmission to the Sellers (via GHL); and

(b) as to the balance of £300,000 into the Escrow Account, which shall be maintained in accordance with the provisions of clause 8.

4.2 The Purchase Price shall be deemed to be reduced by the amount of any payment made to the Buyer for a breach of any Warranty.

## 5. COMPLETION

5.1 Completion shall take place on the Completion Date at any place or time agreed by GHL (on behalf of all Sellers) and the Buyer.

γ

5.2 At Completion the Sellers shall:

(a) deliver or cause to be delivered the documents and evidence set out in clause 2 and Part 1 of Schedule 3;

(b) procure that a board meeting of the Company is held at which the matters identified in Part 2 of Schedule 3 are carried out; and

(c) deliver any other documents referred to in this agreement as being required to be delivered by them.

5.3 At Completion the Buyer shall:

(a) pay £1,001,978 of the Purchase Price by CHAPS transfer to the Thomas Eggar Client Account and £300,000 of the Purchase Price by CHAPS transfer to the Escrow Account (with GHL's Lawyers hereby being irrevocably authorised to receive the same in each case). Payment made in accordance with this clause shall constitute a valid discharge of the Buyer's obligations under clause 4.1; and

(b) deliver a certified copy of the resolution adopted by the board of directors of the Buyer authorising the Transaction and the execution and delivery by the officers specified in the resolution of this agreement, and any other documents referred to in this agreement as being required to be delivered by it.

5.4 As soon as possible after Completion, and in any event within 2 months of such date, the Sellers shall send to the Buyer (at the Leasehold Property) all records, correspondence, documents, files, memoranda and other papers relating to the Company not required to be delivered at Completion and which are not kept at the Leasehold Property.

## 6. WARRANTIES

6.1 The Buyer is entering into this agreement on the basis of, and in reliance on, the Warranties.

6.2 Subject to the remaining provisions of this clause 6.2, the Sellers jointly and severally warrant to the Buyer that each Warranty is true, accurate and not misleading on the date of this agreement except as Disclosed. Each Warranty in paragraphs 1, 2.1, 2.2, 2.4 and 12 of Part 1 of Schedule 4 shall be given by each Seller severally, in respect of himself only.

6.3 Warranties qualified by the expression **so far as the Sellers are aware** or any similar expression are deemed to be given to the best of the knowledge, information and belief of the Sellers after they have made due and careful enquiries of each of Mr. Darren Vickers and Mr. Barry Marnane.

6.4 Each of the Warranties is separate and, unless otherwise specifically provided, is not limited by reference to any other Warranty or any other provision in this agreement.

6.5 With the exception of the matters Disclosed, no information of which the Buyer and/or its agents and/or advisers has constructive or imputed knowledge or which could have been discovered (whether by investigation made by the Buyer or made on its behalf) shall prejudice or prevent any Claim or reduce any amount recoverable thereunder. Notwithstanding the preceding provisions of this clause, the Buyer warrants that it has no knowledge of any fact which might lead to a Claim.

6.6 The Sellers agree that any information supplied by the Company or by or on behalf of any of the employees, directors, agents or officers of the Company (**Officers**) to the Sellers or their advisers in connection with the Warranties, the information Disclosed in the Disclosure Letter or otherwise shall not constitute a warranty, representation or guarantee as to the accuracy or completeness of such information in favour of the Sellers, and the Sellers hereby undertake to the Buyer and to the Company, and to each Officer, that they irrevocably waive any and all claims which they might otherwise have against any of them in respect of such claims.

6.7 In relation to the Warranty at paragraph 13.6 of Schedule 4, the Buyer will, or will procure that the Company will, as soon as possible following Completion use all reasonable endeavours to recover each of the debts set out in the Agreed Debtor Schedule. If the Sellers (or any of them) at any time pay to the Buyer an amount pursuant to a Claim under such paragraph 13.6 and the Buyer and/or the Company and/or any other member of the Buyer's Group subsequently, at any time, recovers any sum in respect of the matter giving rise to such Claim, the Buyer shall repay to the relevant Seller(s) within 5 Business Days so much of the amount paid to (as appropriate) the Buyer and/or the Company and/or any other member of the Buyer's Group as does not exceed the sum recovered from such third party (less all reasonable costs, charges and expenses incurred by the Buyer and/or the Company in recovering that sum from such third party). If the personnel at the Company who are responsible for recovering debts are replaced after Completion, the Buyer shall ensure that any replacement or substitute personnel are at least as well qualified to recover debts as the people they are replacing, are given sufficient training to be able to do so and are informed of the obligations of the Buyer and the Company pursuant to this clause. The Buyer shall procure that, until the earlier of (i) the date that the Buyer is no longer able to make a Claim under paragraph 13.6 of Schedule 4 and (ii) the date that all of the debts set out in the Agreed Debtor Schedule are recovered:

(a) the Company shall not be wound-up, dissolved or otherwise cease to exist; and

γ

(b) Gavin Smith's employment shall not be terminated by the Company except in circumstances permitting summary dismissal.

6.8 The Buyer will provide to GHL, on behalf of all the Sellers, on each 30 day anniversary of the Completion Date, written confirmation of the debts listed in the Agreed Debtor Schedule that are outstanding with a summary of the steps that have been taken to recover such debts.

## 7. LIMITATIONS ON CLAIMS

7.1 This clause limits the liability of the Sellers in relation to any Claim.

7.2 The definitions and rules of interpretation in this clause apply in this agreement.

**Claim:** a claim for breach of any of the Warranties.

**Substantiated Claim:** a Claim in respect of which liability is admitted by the party against whom such Claim is brought, or which has been adjudicated on by a Court of competent jurisdiction and no right of appeal lies in respect of such adjudication, or the parties are debarred by passage of time or otherwise from making an appeal.

A Claim is **connected** with another Claim or Substantiated Claim if they all arise out of the occurrence of the same event or relate to the same subject matter.

7.3 The Sellers shall not be liable for a Claim unless:

(a) the amount of a Substantiated Claim, or of a series of connected Substantiated Claims of which that Substantiated Claim is one, exceeds £10,000;

(b) the amount of all Substantiated Claims that are not excluded under clause 7.3(a) when taken together, exceeds £50,000, in which case the whole amount (and not just the amount by which the limit in this clause 7.3(b) is exceeded) is recoverable by the Buyer.

7.4 The aggregate liability of all Sellers for all Substantiated Claims when taken together shall not exceed £400,000. The aggregate liability of each individual Seller for all Substantiated Claims shall not exceed their Relevant Proportion of £400,000.

7.5 The Sellers are not liable for a Claim unless the Buyer has given the Sellers notice in writing of the Claim, summarising the nature of the Claim as far as is known to the Buyer and the amount claimed:

(a) in the case of a claim made under the Tax Warranties, within the period of seven years beginning with the Completion Date;

(b) in the case of a claim made under paragraph 13.6 of Part 1 of Schedule 4, within the period of 6 months and 14 days beginning with the Completion Date; and

(c) in any other case, within the period of 6 months beginning with the Completion Date.

7.6 The Sellers are not liable for a Claim to the extent that the Claim relates to matters Disclosed.

7.7 Schedule 5 (Sellers' limitation of liability) shall also apply in respect of Claims.

7.8 Nothing in clause 7 applies to a Claim that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Sellers, their agents or advisers.

7.9 The Sellers shall not plead the Limitation Act 1980 in respect of any claims made under the Tax Warranties up to seven years after the Completion Date.

## 8. ESCROW

8.1 No amount shall be released from the Escrow Account otherwise than in accordance with this clause 8.

8.2 Subject as otherwise provided by this clause 8, the Escrow Amount (if any) (including any accrued interest but less any applicable bank charges) remaining on the date falling 6 months and 15 days from the Completion Date (**Release Date**) shall be released to the Sellers and apportioned between them in the Relevant Proportion.

8.3 Any payment of principal out of the Escrow Account shall include a payment of the interest earned on such principal sum.

8.4 The liability to taxation on any interest on the Escrow Amount shall be borne by the party ultimately entitled to that amount.

8.5 If a Relevant Claim has been notified by the Buyer to the Sellers prior to the Release Date, the then Escrow Amount shall not be released to the Sellers from the Escrow Account otherwise than in accordance with the provisions of this clause 8.

8.6 If, prior to the Release Date, a Relevant Claim is made and the amount of such Relevant Claim and any other Relevant Claim so made (excluding any Due Amount relating to such Relevant Claims that has already been paid) is less than the then Escrow Amount, the Buyer and the Sellers (together, the **Escrow Parties**) shall instruct GHL's Lawyers, within 5 Business Days of the Release Date, to transfer the amount of any excess (together with any interest which has accrued on the amount so paid but less any applicable bank charges) to GHL, who shall be responsible for ensuring that such sum is apportioned between the Sellers in the Relevant Proportion.

8.7 If, prior to the Release Date, a Relevant Claim is made and the Escrow Parties subsequently agree, in writing, the matter as settled, then the Escrow Parties shall (unless the Due Amount relating to such Relevant Claim has otherwise been paid to the Buyer) within 5 Business Days of such agreement, instruct GHL's Lawyers to pay to the Buyer out of the Escrow Account the lesser of (i) the amount agreed as payable pursuant to the Relevant Claim and (ii) the then Escrow Amount (together with any interest which has accrued on the amount so paid but less any applicable bank charges).

8.8 If the Escrow Parties are unable to settle a Relevant Claim under clause 8.7, then the Escrow Amount shall be released only: (i) following written instructions signed by the Escrow Parties or (ii) in accordance with a court judgement (from which there is no right of appeal or from whose judgement the Buyer or the Sellers (as the case may be) are debarred by passage of time or otherwise from making an appeal), provided that the Buyer must have filed a claim with the competent court within a period of 60 days after the Release Date. If, in respect of a Relevant Claim, no such claim has been filed within such 60 day period and the Escrow Parties have not otherwise agreed in writing, within such period, to release the Escrow Amount in accordance with this clause, the then Escrow Amount, less the amount of any outstanding Relevant Claims that have not been debarred pursuant to this clause, shall be released to the Sellers as soon as practicable in accordance with the terms of clause 8.9.

8.9 Once all Relevant Claims (if any) that have been properly notified by the Buyer within the period set out in clause 7.5(b) have been settled or determined and payment of all Due Amounts to the Buyer have been made, the Escrow Parties shall, as soon as practicable, instruct GHL's Lawyers to pay any balance of the Escrow Amount remaining (together with any interest which has accrued on such balance less any applicable bank charges) to GHL, who shall be responsible for ensuring that such sum is apportioned between the Sellers in the Relevant Proportion.

8.10 Save as provided elsewhere in this agreement:

(a) the amount of the Purchase Price paid into the Escrow Account shall not be regarded as imposing any limit on the amount of any claims under this agreement or under any of the documents executed pursuant to this agreement;

(b) if a Due Amount is not satisfied in full from the Escrow Account, the Relevant Claim (to the extent not so satisfied) shall remain fully enforceable against the Sellers on the terms of this agreement; and

(c) nothing in this clause 8 shall prejudice, limit or otherwise affect any right, including to make any claim, or remedy the Buyer may have from time to time against the Sellers either under this agreement or under any of the documents executed pursuant to this agreement.

8.11 Any instructions given to GHL's Lawyers in relation to the Escrow Account, whether for the purpose of making payments from the Escrow Account or otherwise, shall be signed by all of the Escrow Parties (or, as appropriate, their successors or assigns) and GHL's lawyers shall not be bound to act without all such signatures.

8.12 The Escrow Parties shall require GHL's Lawyers to make any payment from the Escrow Account as soon as is reasonably practicable, and in any event no later than 14 calendar days after receiving the duly signed relevant instructions.

8.13 Each of the parties agrees that GHL's Lawyers shall not be liable for any mistake of fact, error of judgment or act or omission by them of any kind unless caused by their wilful misconduct or gross negligence, and that GHL's Lawyers shall be entitled to rely on any written notice, instrument or signature believed by them to be genuine and believed to have been signed or presented by the proper parties duly authorised to do so.

## 9. BUYER'S WARRANTIES

9.1 The Buyer warrants to the Sellers that it is a corporation validly existing under the laws of Hong Kong and that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this agreement and the other documents referred to herein, that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this agreement and each such other agreement and arrangement will not:

(a) result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or by which it is bound; or

(b) result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

9.2 The Buyer warrants to the Sellers that the resolutions of its board of directors dated 16 September 2011, as provided to GHL's Lawyers, are valid as at the date of this agreement and give Mr. Chu Kwok Hong all necessary authorities to execute this agreement, all other documents referred to in it as are required to be signed by the Buyer and any other documents signed by the Buyer that are ancillary to the transactions referred to in this agreement. The signature of Mr. Chu Kwok Hong on each such document will result in the Buyer being irrevocably bound by its terms.

## 10. RESTRICTIONS ON SELLERS

10.1 Each of the Sellers severally covenants with the Buyer that he shall not unless otherwise specifically agreed in this agreement:

(a) at any time during the period of 1 year beginning with the Completion Date:

(i) offer employment to, enter into a contract for the services of, or attempt to entice away from the Company, any individual who is at the time of the offer or attempt employed or directly or indirectly engaged in an executive or managerial position with the Company; or

(ii) procure or facilitate the making of any such offer or attempt by any other person; or

(b) at any time after Completion, use in the course of any business:

(i) the words "Goldenway" or "Voltrex"; or

(ii) any trade or service mark, business or domain name, design or logo which, at Completion, was or had been used by the Company; or

(iii) anything which is, in the reasonable opinion of the Buyer, capable of confusion with such words, mark, name, design or logo.

10.2 The covenants in clause 10 are intended for the benefit of the Buyer and the Company and apply to actions carried out by the Sellers in any capacity and whether directly or indirectly, on the Sellers' own behalf, on behalf of any other person or jointly with any other person.

10.3 Each of the covenants in clause 10 is a separate undertaking by each Seller in relation to himself and his interests and shall be enforceable by the Buyer

γ

separately and independently of its right to enforce any one or more of the other covenants contained in clause 10. Each of the covenants in clause 10 is considered fair and reasonable by the parties, but if any restriction is found to be unenforceable, but would be valid if any part of it were deleted or the period or area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

10.4 The consideration for the undertakings contained in clause 10 is included in the Purchase Price.

## 11. VFX LOANS

The Company shall (and the Buyer shall procure that the Company shall) repay, in full and within 30 days of Completion, the VFX Loans to VFX by CHAPS transfer to an account nominated in writing by VFX.

## 12. LEASEHOLD PROPERTY

The parties agree that the terms of the licence to occupy part of the Leasehold Property granted by the Company to VFX pursuant to clause 12 and schedule 8 of the asset sale and purchase agreement relating to the VFX Sale shall continue on the terms set out in those provisions.

## 13. TRADE MARK ASSIGNMENT AND BRANDING

13.1 The parties agree that the Company and VFX shall execute the Trade Mark Assignment at Completion.

13.2 The Company shall (and the Buyer shall procure that the Company shall), within 30 days of Completion, transfer for a nominal sum of £1 the domain name "www.voltrex.com" to VFX.

## 14. TERMINATION OF SHAREHOLDERS' AGREEMENT

The Shareholders' Agreement is terminated with effect from Completion. Termination of the Shareholders' Agreement shall not affect or prejudice any claim or demand that any party to it may have against another arising before Completion.

## 15. CONFIDENTIALITY AND ANNOUNCEMENTS

15.1 Except so far as may be required by law, and in such circumstances only after prior consultation with the Buyer, the Sellers shall not at any time disclose to any person or use to the detriment of the Company this agreement

γ

or any trade secret or other confidential information which it holds in relation to the Company and its affairs.

15.2 The Buyer undertakes to each of the Sellers to keep confidential the terms of this agreement (provided that it may disclose such information to its senior employees, as required, and its professional advisers) and all information that it has acquired about that Seller or its Group and to use the information only for the purposes contemplated by this agreement.

15.3 Each of the Sellers severally undertakes to each of the other Sellers to keep confidential the terms of this agreement and all information that they have acquired about that Seller or its Group and to use the information only for the purposes contemplated by this agreement.

15.4 No party shall make any announcement relating to this agreement or its subject matter without the prior written approval of the other parties except as required by law or by any legal or regulatory authority (in which case the parties shall co-operate, in good faith, in order to agree the content of any such announcement so far as practicable prior to it being made).

15.5 The Buyer does not have to keep confidential or restrict its use of information about the Company after Completion.

15.6 A party does not have to keep confidential or to restrict its use of:

(a) information that is or becomes public knowledge other than as a direct or indirect result of a breach of this agreement; or

(b) information that it receives from a source not connected with the party to whom the duty of confidence is owed that it acquires free from any obligation of confidence to any other person.

## 16. FURTHER ASSURANCE

The Sellers shall (at their expense) promptly execute and deliver all such documents, and do all such things, as the Buyer may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement. The Buyer shall (at its expense) promptly execute and deliver all such documents, and do all such things, as the Sellers may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

γ

## 17. ASSIGNMENT

17.1 Except as provided otherwise in this agreement, no party may assign, or grant any Encumbrance or security interest over, any of its rights under this agreement or any document referred to in it.

17.2 Each party that has rights under this agreement is acting on its own behalf.

17.3 The Buyer may assign its rights under this agreement (or any document referred to in this agreement) but not its obligations to a member of its Group or to any person to whom it transfers the Sale Shares. If there is an assignment:

(a) the Sellers may discharge their obligations under this agreement to the assignor until they receive notice of the assignment; and

(b) the assignee may enforce this agreement as if it were a party to it, but the Buyer shall remain liable for any obligations under this agreement.

## 18. WHOLE AGREEMENT

This agreement constitutes the whole agreement between the parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

## 19. VARIATION AND WAIVER

19.1 Any variation of this agreement shall be in writing and signed by or on behalf of the parties.

19.2 Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and to the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

19.3 A party that waives a right in relation to one party, or takes or fails to take any action against that party, does not affect its rights in relation to any other party.

19.4 No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

γ

19.5 No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

19.6 Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

**20. COSTS**

Unless otherwise provided in writing, all costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

**21. NOTICE**

21.1 A notice given under this agreement:

(a) shall be in writing;

(b) shall be sent for the attention of the person and to the address specified in clause 21 (or such other address or person as each party may notify to the others in accordance with the provisions of clause 21); and

(c) shall be:

(i) delivered personally; or

(ii) sent by pre-paid first-class post or recorded delivery; or

(iii) (if the notice is to be served by post outside the country from which it is sent) sent by airmail.

21.2 Any notice to be given to or by all of the Sellers under this agreement is deemed to have been properly given if it is given to or by the Sellers' representative named in clause 21.3. Any notice required to be given to or by some only of the Sellers shall be given to or by the Sellers concerned (and in the case of a notice to the Sellers) at their address as set out in Schedule 1.

21.3 The addresses for service of notice are:

(a) Green Holdings Limited

(i) For the attention of: Ms. Christine Stockton

(ii) address: 15 Esplanade, St Helier, Jersey JE1 1RB, Channel Islands.

(b) c/o Goldenway Precious Metals Ltd

(i) address: 5 St Helens Place, Bishopsgate, London EC3A 6AU

(ii) for the attention of: Mr. Joe Chu.

21.4 A notice is deemed to have been received:

(a) if delivered personally, at the time of delivery; or

(b) in the case of pre-paid first class post or recorded delivery 2 Business Days from the date of posting; or

(c) in the case of airmail, 3 Business Days from the date of posting; or

(d) if deemed receipt under the previous paragraphs of clause 21.4 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business next starts in the place of receipt and all references to time are to local time in the place of deemed receipt.

21.5 To prove service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted.

## 22. SEVERANCE

22.1 If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

22.2 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

## 23. AGREEMENT SURVIVES COMPLETION

This agreement (other than obligations that have already been fully performed) remains in full force after Completion.

## 24. THIRD PARTY RIGHTS

24.1 Subject to clause 24.2, the rights of any Officers (as defined in clause 6.6) pursuant to clause 6.6 and the rights of GHL's Lawyers pursuant to clause 8.13, this agreement and the documents referred to in it are made for the benefit of the parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

24.2 The following provisions are intended to benefit future buyers of the Sale Shares from the Buyer and, where they are identified in the relevant clauses,

γ

the Company and shall be enforceable by them to the fullest extent permitted by law:

(a) clause 6 and Schedule 4, subject to clause 7;

(b) clause 10;

(c) clause 15; and

(d) clause 27.

24.3 Each of the parties represents to the others that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this agreement are not subject to the consent of any person that is not a party to this agreement.

## 25. SUCCESSORS

The rights and obligations of the Sellers and the Buyer under this agreement shall continue for the benefit of, and shall be binding on, their respective successors and assigns.

## 26. COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

## 27. GOVERNING LAW AND JURISDICTION

27.1 This agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

27.2 The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes and claims).

This agreement has been entered into on the date stated at the beginning of it.

7

## Schedule 1 Particulars of Sellers

| Seller's name and address | Number of Sale Shares | Cash consideration (Pounds Sterling) |
|---|---|---|
| Simon Alexander Heron<br>18 Honeypot Close, Rochester ME2 3DU | 25,000 | 258,750 |
| Arnaud Fransioli<br>40 Avenue de La Bourdonnais, 75007 Paris France | 5,295 | 54,803.25 |
| Green Holdings Limited<br>c/o Hawksford International, 15 Esplanade, St Helier, Jersey JE1 1RB | 72,047 | 745,686.45 |
| Richard Henry John Harris<br>Brookdale, 100 Westbury Road, New Malden, Surrey KT3 5AL | 313 | 3,239.55 |
| Jean England<br>La Rocque Du Nord la Passee, St Sampsons, Guernsey GY2 4TQ Channel Islands | 1,390 | 14,386.50 |
| Peter John Thurston<br>Flat 3, Boundary House, Kings Road, Shalford, Guildford, Surrey GU4 8LE | 1,250 | 12,937.50 |
| Mark Andrew Walter Beames<br>Longacre, 22 Hyde Lane, Danbury, Chelmsford CM3 4QS Essex | 1,250 | 12,937.50 |

| | | |
|---|---|---|
| Stephen Michael Brawn<br>4 Linhope Street, Marylebone, London NW1 6ES | 3,750 | 38,812.50 |
| Espen Baardsen<br>Flat 2, 10 Macklin Street, London WC2B 5NF | 1,000 | 10,350 |
| Stephen Jonathan Millman<br>57 Uxbridge Road, Stanmore, Middlesex HA7 3LJ | 6,250 | 64,687.50 |
| Steven Gary Robinson<br>Flat 4, 83 Beaconsfield Road, Blackheath, London SE3 7LQ | 6,250 | 64,687.50 |
| Nigel Robert Grice<br>Little Wootton, Victoria Hill Road, Fleet, Hampshire GU51 4LG | 750 | 7,762.50 |
| Jejola Investments Ltd<br>Attn Helen Bougourd, Quayport Trustees Ltd, PO Box 132, Quay House, South Esplanade, St Peter Port Guernsey GY1 4EJ | 1,250 | 12,937.50 |
| **Total** | **125,795** | **£1,301,978** |

7

## Schedule 2 Particulars of the Company

| | |
|---|---|
| **Name:** | Goldenway Voltrex Investments Limited |
| **Registration number:** | 03405217 |
| **Registered office:** | 5 St Helens Place, Bishopsgate, London, EC3A 6AU |
| **Issued share capital:** | Amount: £1,390.00<br>Divided into: 139,000 A ordinary shares of £0.01 each |
| **Registered shareholders (and number of Sale Shares held):** | See Schedule 1; also, the Buyer already holds 13,205 A ordinary shares |
| **Directors:** | Kwok Hong Chu<br>Barry Robert Marnane<br>Darren Vickers |
| **Auditor:** | Fisher, Sassoon & Marks |
| **Registered Charges:** | None. |

## Schedule 3 Completion

### Part 1. What the Sellers shall deliver to the Buyer at Completion

1. At Completion, the Sellers shall deliver or cause to be delivered to the Buyer the following documents and evidence:

   (a) transfers of the Sale Shares executed by the registered holders in favour of the Buyer or its nominee(s);

   (b) the share certificates for the Sale Shares in the names of the registered holders or an indemnity in the agreed form for any lost certificates;

   (c) any waivers, consents and other documents required to enable the Buyer to be registered as the holder of the Sale Shares;

   (d) an irrevocable power of attorney in agreed form given by the Sellers in favour of the Buyer or its nominee to enable the beneficiary (or its proxies) to exercise all voting and other rights attaching to the Sale Shares before the transfer of the Sale Shares is registered in the Company's register of members;

   (e) the original of any power of attorney under which any document to be delivered to the Buyer under this paragraph 1 has been executed;

   (f) in relation to the Company, the statutory registers and minute books (written up to the time immediately prior to Completion), the common seal (if any), certificate of incorporation and any certificates of incorporation on change of name (which in each case shall either be originals or certified copies);

   (g) a certified copy of the minutes of the board meeting held pursuant to Part 2 of Schedule 3;

   (h) in relation to the Company:

      (i) statements from each bank at which the Company has an account, giving the balance of each account at the close of business on the last Business Day before Completion;

      (ii) all cheque books in current use and written confirmation that no cheques have been written since those statements were prepared;

      (iii) details of their cash book balances; and

      (iv) reconciliation statements for the period up to 30 September 2011 reconciling (for that period) the cash book balances and the cheque books with the bank statements delivered;

(i) evidence, in agreed form, that any indebtedness or other liability of the kind described in paragraph 13 of Part 1 of Schedule 4 has been discharged;

(j) evidence, in agreed form, that the Company has been discharged from any responsibility for the indebtedness, or for the default in the performance of any obligation, of any other person; and

(k) all charges, mortgages, debentures and guarantees to which the Company is a party and, in relation to each such instrument and any covenants connected with it:

   (i) a sealed discharge or release in the agreed form; and

   (ii) if applicable, a sworn and completed Form MG02 (statement of satisfaction in full or in part of mortgage or charge).

**Part 2. Matters for the board meetings at Completion**

The Sellers shall cause a board meeting of the Company to be held at Completion at which the matters set out in this Part 2 of Schedule 3 shall take place.

1. A resolution to register the transfer of the Sale Shares shall be passed at such board meeting of the Company, subject to the transfers being stamped at the cost of the Buyer.

## Schedule 4 Warranties

### Part 1. General warranties

1. **POWER TO SELL THE COMPANY**

1.1 The Sellers have all requisite power and authority to enter into and perform this agreement in accordance with its terms and the other documents referred to in it.

1.2 This agreement and the other documents referred to in it as being signed by the Sellers constitute (or shall constitute when executed) valid, legal and binding obligations on the Sellers in the terms of the agreement and such other documents.

1.3 Compliance with the terms of this agreement and the documents referred to in it shall not breach or constitute a default under any of the following:

(a) any agreement or instrument to which any of the Sellers is a party or by which any of them is bound; or

(b) any order, judgment, decree or other restriction applicable to any of the Sellers.

2. **SHARES IN THE COMPANY**

2.1 The Sale Shares constitute 90.5% of the allotted and issued share capital of the Company on a fully-diluted basis and are fully paid.

2.2 The Sellers are the legal owners of the Sale Shares.

2.3 No right has been granted to any person to require the Company to issue any share capital and no Encumbrance has been created in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company.

2.4 No commitment has been given to create an Encumbrance affecting the Sale Shares (or any unissued shares or debentures or other unissued securities of the Company or for any of them to issue any share capital) and no person has claimed any rights in connection with any of those things.

2.5 The Company:

(a) is not, nor has agreed to become, a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);

(b) does not have, outside its country of incorporation, any branch or permanent establishment; and

(c) has not allotted or issued any securities that are convertible into shares.

2.6 The Company has not at any time purchased, redeemed or repaid any of its own share capital.

2.7 All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its memorandum, articles of association, all applicable laws and regulations and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

3. **CONSTITUTIONAL AND CORPORATE DOCUMENTS**

3.1 The copies of the memorandum and articles of association or other constitutional and corporate documents of the Company Disclosed are true, accurate and complete in all respects and copies of all the resolutions and agreements required to be annexed to or incorporated in those documents by the law applicable are annexed or incorporated.

3.2 All statutory books and registers of the Company have been properly kept in all material respects and no notice or allegation that any of them is incorrect or should be rectified has been received.

3.3 All returns, particulars, resolutions and other documents which the Company is required by law to file with or deliver to any authority in any jurisdiction (including, in particular, the Registrar of Companies in England and Wales) have been correctly made up and filed or, as the case may be, delivered.

4. **INFORMATION**

The particulars relating to the Company in Schedule 2 are true and accurate and not misleading.

5. **COMPLIANCE WITH LAWS**

The Company has at all times conducted its business in accordance with all applicable laws and regulations.

6. **LICENCES AND CONSENTS**

6.1 The Company has all necessary licences, consents, permits and authorities necessary to carry on its business in the places and in the manner in which its business is now carried on, all of which are valid and subsisting.

6.2 The Sellers are not aware of reason why any of those licences, consents, permits and authorities should be suspended, cancelled, revoked or not renewed on the same terms.

6.3 The Sellers are not aware of any reason why the FSA Consents will not be in full force and effect at Completion.

6.4 The Company has, at Completion, sufficient capital resources (as defined in the glossary of the FSA's handbook of rules) to maintain its FSA authorisation current immediately prior to Completion.

7. **INSURANCE**

7.1 Full and complete copies of the insurance policies maintained by or on behalf of the Company are set out in the Disclosure Letter.

7.2 There are no material outstanding claims under, or in respect of the validity of, any of those policies and so far as the Sellers are aware, there are no circumstances likely to give rise to any claim under any of those policies.

7.3 All the Company's insurance policies are in full force and effect, are not (so far as the Sellers are aware) void or voidable, so far as the Sellers are aware nothing has been done or not done which could make any of them void or voidable and Completion will not terminate, or entitle any insurer to terminate, any such policy.

8. **POWER OF ATTORNEY**

8.1 There are no powers of attorney in force given by the Company.

8.2 No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

8.3 The Disclosure Letter sets out details of all persons (if any), other than the Company's directors, who have authority to bind the Company in the ordinary course of business.

7

## 9. DISPUTES AND INVESTIGATIONS

9.1 Neither the Company nor any person for whom the Company is vicariously liable:

(a) is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency (except for debt collection in the normal course of business); or

(b) is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.

9.2 No director of the Company is, to the extent that it relates to the business of the Company, engaged in or subject to any of the matters mentioned in paragraph 9.1 of Schedule 4.

9.3 No such proceedings, investigation or inquiry as are mentioned in paragraph 9.1 or paragraph 9.2 of Schedule 4 have been threatened or, so far as the Sellers are aware, are pending and, so far as the Sellers are aware, there are no circumstances likely to give rise to any such proceedings.

9.4 The Company is not affected by any existing or pending judgments or rulings and has not given any undertakings arising from legal proceedings to a court, governmental agency, regulator or third party.

## 10. COMPETITION

10.1 The definition in this paragraph applies in this agreement.

**Competition Law:** the national and directly effective legislation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers.

10.2 The Company is not engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which the Company conducts business and, so far as the Sellers are aware, no Director is engaged in any activity which would be an offence or infringement under any such Competition Law.

10.3 The Company is not affected by any existing or pending decisions, judgments, orders or rulings of any relevant government body, agency or

γ

authority responsible for enforcing the Competition Law of any jurisdiction and the Company has not given any undertakings or commitments to such bodies which affect the conduct of the Business.

10.4 The Company is not in receipt of any payment, guarantee, financial assistance or other aid from the government or any state body which was not, but should have been, notified to the European Commission under Article 88 of the EC Treaty or Article 108 of the Treaty on the Functioning of the European Union for decision declaring such aid to be compatible with the internal market.

## 11. CONTRACTS

11.1 Except for the agreements and arrangements Disclosed, the Company is not a party to or subject to any agreement or arrangement which:

(a) is of an unusual or exceptional nature; or

(b) is not in the ordinary and usual course of business of the Company; or

(c) may be terminated as a result of any Change of Control of the Company; or

(d) restricts the freedom of the Company to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

(e) involves partnership, joint venture, consortium, joint development, shareholders or similar arrangements; or

(f) cannot be readily fulfilled or performed by the Company materially on time and without undue or unusual expenditure of money and effort; or

(g) involves or is likely to involve an aggregate consideration payable by or to the Company in excess of £5,000; or

(h) requires the Company to pay any commission, finders' fee, royalty or the like; or

(i) is not on arm's length terms.

11.2 There are no agreements or arrangements to which the Company is subject that involve obligations or liabilities that ought reasonably to be made known to the Buyer.

11.3 The sale and purchase agreement relating to the VFX Sale contained in the Disclosure Bundle sets out all of the obligations of the Company in relation to such sale.

γ

11.4 The Company is not party to any agency or distributorship arrangements or agreements.

11.5 The Company is not in breach of any agreement or arrangement to which it is party.

**12. TRANSACTIONS WITH SELLERS**

12.1 There is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company and any of the following:

(a) any of the Sellers or any person Connected with any of the Sellers; or

(b) other than any contract of employment or appointment, any Director or any person Connected with a Director.

12.2 None of the Sellers, nor any person Connected with any of the Sellers, is entitled to a claim of any nature against the Company or has assigned to any person the benefit of a claim against the Company to which the Sellers or a person Connected with the Sellers would otherwise be entitled.

**13. FINANCE AND GUARANTEES**

13.1 Full particulars of all money borrowed by the Company (including full particulars of the terms on which such money has been borrowed) have been Disclosed.

13.2 No guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement has been given by or entered into by the Company or any third party in respect of borrowings or other obligations of the Company.

13.3 The total amount borrowed by the Company does not exceed any limitations on the borrowing powers contained:

(a) in the memorandum and articles of association of the Company; or

(b) in any debenture or other deed or document binding on the Company.

13.4 The Company has no outstanding loan capital, or has lent any money that has not been repaid, and there are no debts owing to the Company other than debts that have arisen in the normal course of business and in any event above £50,000.

7

13.5 The Company has not:

(a) factored any of its debts or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts; or

(b) waived any right of set-off it may have against any third party.

13.6 All trade debts of the Company up to 30 September 2011, other than those with an individual value of less than £1,000 which, in aggregate, do not exceed £10,000, are set out in the Agreed Debtor Schedule and such debts have either been realised or will, within 6 months after the date of this agreement, realise in cash at least 90% of the amount set out in the Agreed Debtor Schedule.

13.7 No indebtedness of the Company is due and payable and no security over any of the assets of the Company is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise. The Company has not received any notice whose terms have not been fully complied with and/or carried out from any creditor requiring any payment to be made and/or intimating the enforcement of any security which it may hold over the assets of the Company.

13.8 The Company has not given or entered into any guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement or is responsible for the indebtedness, or for the default in the performance of any obligation, of any other person.

13.9 Particulars of the balances of all the bank accounts of the Company, showing the position as at the day immediately preceding the date of this agreement, have been provided to the Buyer[1] and the Company has no other bank accounts. Since those particulars were given, there have been no payments out of those accounts other than routine payments in the ordinary course of business.

## 14. INSOLVENCY

14.1 The Company is not:

(a) insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation; and

(b) unable to pay or has stopped paying its debts as they fall due.

---

[1] To be provided prior to Completion.

14.2 So far as the Sellers are aware, no step has been taken in any applicable jurisdiction to initiate any process by or under which:

(a) the ability of the creditors of the Company to take any action to enforce their debts is suspended, restricted or prevented; or

(b) some or all of the creditors of the Company accept, by agreement or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the Company; or

(c) a person is appointed to manage the affairs, business and assets of the Company, on behalf of the Company's creditors; or

(d) the holder of a charge over all or any of the Company's assets is appointed to control the business and/or all or any assets of the Company.

14.3 In relation to the Company:

(a) no administrator has been appointed;

(b) so far as the Sellers are aware, no documents have been filed with the court for the appointment of an administrator; and

(c) no notice of an intention to appoint an administrator has been given by the Company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986).

14.4 So far as the Sellers are aware, no process has been initiated which could lead to the Company being dissolved and its assets being distributed among the relevant company's creditors, shareholders or other contributors.

14.5 No distress, execution or other process has been levied on an asset of the Company.

## 15. ASSETS

15.1 The Company is the full legal and beneficial owner of, and has good and marketable title to, all the assets included in the Accounts, and any assets acquired since the Accounts Date and all other assets used by the Company, except for those disposed of since the Accounts Date in the normal course of business.

15.2 None of the assets shown in the Accounts or acquired by the Company since the Accounts Date or used by the Company is the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or is the subject of any licence or factoring arrangement.

1

15.3 The Company is in possession and control of all the assets included in the Accounts or acquired since the Accounts Date and all other assets used by the Company, except for those Disclosed as being in the possession of a third party in the normal course of business.

## 16. CONDITION OF EQUIPMENT

The equipment used in connection with the Business is in reasonable working order and has been regularly and properly maintained.

## 17. INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

17.1 The definition in this paragraph applies in this agreement.

**Intellectual Property Rights:** patents, rights to inventions, copyright and related rights trade marks, trade names and domain names, rights to goodwill or to sue for passing off rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

**IT System:** all computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or in relation to any business carried on at Completion by the Company.

17.2 With the exception of rights in confidential information and standard business software licences, no Intellectual Property Rights are owned, used, or held for use by the Company, in connection with any business carried on by the Company. In relation to rights in confidential information the Company has not disclosed or permitted to be disclosed any such information (other than to the extent necessary in the ordinary course of business, for the purpose of disclosure to their professional advisers or otherwise not in breach of any confidentiality obligation) to any person except the Buyer.

17.3 No notice has been received by the Company suggesting that the activities of the Company, and of any licensee of Intellectual Property Rights granted by the Company, have infringed, or are likely to infringe, any Intellectual Property Rights of any third party. Other than in relation to business software in the ordinary course of business, the Company has no obligation to pay any royalty, fee, compensation or any other sum relating to Intellectual Property Rights.

17.4 Save for any part of the IT system which is licensed or leased to the Company, details of which have been Disclosed, the Company is the owner of the IT System, free from Encumbrances and all other rights exercisable by third parties. The Company has obtained all necessary rights from third parties to enable it to make unrestricted use of the IT System.

17.5 There have been no material interruptions to the IT System within the 12 month period prior to Completion.

17.6 The elements of the IT System:

(a) are functioning properly in all material respects and in accordance with all applicable specifications; and

(b) are not defective in any material respect.

## 18. DATA PROTECTION

18.1 The Company has fully complied with the requirements of all applicable legislation concerning rights in respect of privacy and personal data.

## 19. EMPLOYMENT

19.1 The definitions in this paragraph apply in this agreement.

**Employment Legislation:** legislation applying in England and Wales affecting contractual and other relations between employers and their employees or workers including, but not limited to, any legislation and any amendment, extension or re-enactment of such legislation and any claim arising under European treaty provisions or directives enforceable against the Company by any Employee or Worker.

**Employee:** any person employed by the Company under a contract of employment.

**Worker:** any person who personally performs work for the Company but who is not in business on their own account or in a client/customer relationship.

19.2 The name of each person who is a Director is set out in Schedule 2.

19.3 The Disclosure Letter includes anonymised details of all Employees and Workers of the Company, the particulars of each Employee and Worker and the principal terms of their contract including:

(a) their remuneration (including any benefits and privileges provided or which the Company is bound to provide to them or their dependants, whether now or in the future);

(b) the commencement date of each contract and, if an Employee, the date on which their continuous service began;

(c) the length of notice necessary to terminate each contract if more than 3 months or, if a fixed term, the expiry date of the fixed term; and

(d) the type of contract (whether full or part-time or other).

19.4 The Disclosure Letter includes anonymised details of all persons who are not Workers and who are providing services to the Company under an agreement which is not a contract of employment with the Company (including, in particular, where the individual acts as a consultant or is on secondment from another person) and the particulars of the material terms on which the individual provides services, including:

(a) the remuneration of each individual (including any benefits and privileges provided or which the Company is bound to provide);

(b) the length of notice necessary to terminate each agreement or, if at fixed term, the expiry date of the fixed term and details of any previous renewals.

19.5 The Disclosure Letter includes anonymised details of all Employees and Workers of the Company who are on secondment, maternity, paternity, adoption or other leave or who are absent due to ill-health or for any other reason.

19.6 No notice to terminate the contract of employment of any Employee or Worker of the Company (whether given by the Company or by the Employee or Worker) is pending, outstanding or threatened by the Company and no dispute under any Employment Legislation or otherwise is current between the Company and any of the current or former Employees or Workers relating to the relevant contract, its termination and any reference given by the Company regarding them.

19.7 No questionnaire has been served on the Company by an Employee or Worker under any Employment Legislation which remains unanswered in full or in part.

19.8 No offer of employment or engagement has been made by the Company that has not yet been accepted, or which has been accepted but where the employment or engagement has not yet started.

19.9 The acquisition of the Sale Shares by the Buyer and compliance with the terms of this agreement will not entitle any Directors or any other person who

is material to the Business to terminate their employment or receive any payment or other benefit.

19.10 All contracts between the Company and its Employees and Workers are terminable at any time on not more than three months' notice without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability on the part of the Company other than wages, commission or pension.

19.11 All contracts between the Company and its Directors, Employees or Workers comply with any relevant requirements of section 188 of the Companies Act 2006.

19.12 The Company is not a party to, bound by or proposing to introduce in respect of any of its Directors or Employees any redundancy payment scheme in addition to statutory redundancy pay, and there is no agreed procedure for redundancy selection.

19.13 The Company is not a party to, bound by or proposing to introduce in respect of any of its Directors, Employees or Workers any incentive scheme (including, without limitation, any share option arrangement, commission, profit sharing or bonus scheme).

19.14 The Company has not incurred any actual or contingent liability in connection with any termination of employment of its Employees (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any Employee.

19.15 The Company has not incurred any liability for failure to provide information or to consult with Employees under any Employment Legislation.

19.16 The Company has not made or agreed to make a payment or provided or agreed to provide a benefit to a present or former Director or officer, Employee or Worker or to their dependants in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

19.17 The Company is not involved in any material industrial or trade dispute or negotiation regarding a claim with any trade union, group or organisation of employees or their representatives representing Employees or Workers and, so far as the Sellers are aware, there is nothing likely to give rise to such a dispute or claim.

19.18 The Company has not in the last 12 months altered any of the terms of employment or engagement of any of the Employees or Workers without the prior written consent of the Employee or Worker in question.

19.19 Other than loans to Directors and season ticket loans, full details of which are Disclosed, there are no sums owing to or from any Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.

19.20 The Company has not offered, promised or agreed to any future variation in the contract of any Employee or Worker

19.21 The Disclosure Letter includes true, complete and accurate:

(a) anonymised copies of all contracts, handbooks, policies and other documents which apply to any of the Employees and Workers;

(b) copies of all agreements or arrangements with any trade union, employee representative or body of employees or their representatives (whether binding or not) and details of any such unwritten agreements or arrangements which may affect any Employee or Worker.

19.22 In respect of each Employee and Worker, the Company has:

(a) performed all obligations and duties it is required to perform (and settled all outstanding claims), whether arising under contract, statute, at common law or in equity or under any treaties including the EC Treaty or the Treaty on the Functioning of the European Union or laws of the European Union or otherwise;

(b) complied with the terms of any relevant agreement or arrangement with any trade union, employee representative or body of employees or their representatives (whether binding or not);

(c) maintained adequate, suitable and up to date records.

19.23 No Employee is subject to a current disciplinary warning or procedure.

19.24 No employment related securities or securities options (as defined in Part 7 of the ITEPA 2003) (without limitation, including shares in the Company and options over them) have been issued, granted or transferred in respect of employment or office with the Company.

19.25 There are no securities, options over securities or interests in securities (other than those securities or options referred to in *paragraph* 19.24 above) in respect of which the Company has to account for income tax or national

1

insurance contributions liabilities (or equivalent obligations in any jurisdiction) of any Director, Employee or Worker.

19.26 The Company has at all times complied with its obligations under TUPE in relation to the VFX Sale.

19.27 The Company has complied in all material respects with all applicable Employment Legislation.

## 20. PROPERTY

20.1 The definitions in this paragraph apply in this agreement.

**Current Use:** the use for the Leasehold Property as set out in Schedule 6.

**Lease:** the lease under which the Leasehold Property is occupied by the Company.

**Leasehold Property:** the leasehold property set out in Schedule 6.

**Previously-owned Land and Buildings:** land and buildings that have, at any time before the date of this agreement, been owned (under whatever tenure) and/or occupied and/or used by the Company, but which are either no longer owned, occupied or used by the Company, or are owned, occupied or used by one of them but pursuant to a different lease, licence, transfer or conveyance.

**Planning Legislation:** any primary or secondary legislation from time to time regulating the use or development of land.

**Statutory Agreement:** an agreement or undertaking entered into under any legislation.

20.2 The particulars of the Leasehold Property set out in Schedule 6 are true, complete and accurate in all material respects.

20.3 The Leasehold Property is the only land and buildings owned, used or occupied by the Company.

20.4 The Company does not have any actual or contingent liability in respect of Previously-owned Land and Buildings.

20.5 The Company has not given any guarantee or indemnity for any liability relating to any of the Leasehold Property, any Previously-owned Land and Buildings or any other land or buildings.

1

20.6 The Sellers have Disclosed in relation to the Lease evidence of the current annual rent payable under the Lease.

20.7 In relation to the Lease the Company has observed and performed in all material respects all covenants, restrictions, stipulations and other encumbrances and there has not been (expressly or impliedly) any waiver of or acquiescence to any breach of them.

20.8 In relation to the Lease, all principal rent and additional rent and all other sums payable by the Company under the Lease have been paid as and when they became due.

## 21. ACCOUNTS

21.1 The Accounts have been prepared in accordance with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the applicable law and regulation of that jurisdiction.

21.2 The Accounts have been audited by an auditor or firm of accountants qualified to act as auditors in the UK and the auditors' report(s) required to be annexed to the Accounts is unqualified.

21.3 The Accounts:

(a) make proper and adequate provision for all bad and doubtful debts, and for depreciation on fixed assets and for liabilities (including contingent liabilities) and Taxation (including deferred Taxation);

(b) do not overstate the value of current or fixed assets by a value of more than £15,000 in aggregate; and

(c) do not understate any liabilities (whether actual or contingent) by a value of more than £20,000 in aggregate.

21.4 The Accounts give a true and fair view of the state of affairs of the Company as at the Accounts Date and of the profit or loss of the Company, for the financial year ended on that date.

21.5 The Accounts are not affected by any unusual or non-recurring items or any other factor that would make the financial position and results shown by the Accounts unusual or misleading in any material respect.

21.6 The Accounts have been filed in accordance with the requirements of all applicable laws and regulations.

1

21.7 The Accounts have been prepared on a basis consistent with the audited accounts of the Company for the two prior accounting periods without any material change in accounting policies used.

21.8 The Management Accounts have been prepared on a basis consistent with that employed in preparing the Accounts and fairly represent the assets and liabilities and the profits and losses of the Company as at and to the date for which they have been prepared.

21.9 The profit and loss position of the Company as at the Completion Date has not deteriorated by, in aggregate, more than £20,000 since 30 September 2011 at which date, as shown by the Management Accounts, the Company showed a net loss of £81,331.66 for September and a net loss for the Company's financial year to date of £195,256.20.

**22. FINANCIAL AND OTHER RECORDS**

22.1 All accounting, financial and other records of the Company (including the statutory books of the Company):

(a) have been properly prepared and maintained;

(b) constitute an accurate record of all matters required by law to appear in them;

(c) do not contain any material inaccuracies or discrepancies; and

(d) are in the possession of the Company to which they relate.

22.2 No notice has been received or allegation made that any of those records are incorrect or should be rectified.

**23. CHANGES SINCE ACCOUNTS DATE**

Since the Accounts Date:

(a) the Company has conducted its business in the normal course and as a going concern;

(b) there has been no material adverse change in the turnover of the Company;

(c) the Company has not issued or agreed to issue any share or loan capital;

(d) no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by the Company;

(e) the Company has not borrowed or raised any money or taken any form of financial security and no capital expenditure has been

γ

incurred on any individual item by the Company in excess of £150,000 and the Company has not acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item by the Company;

(f) no shareholder resolutions of the Company have been passed other than as routine business at any annual general meeting;

24. **EFFECT OF SALE ON SALE SHARES**

Neither the acquisition of the Sale Shares by the Buyer nor compliance with the terms of this agreement will:

(a) relieve any person of any obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company, or to exercise any right in respect of the Company; or

(b) give rise to, or cause to become exercisable, any right of pre-emption over the Sale Shares; or

(c) so far as the Sellers are aware, result in any officer or senior Employee leaving the Company; or

(d) result in a breach of contract, law, regulation, order, judgment, injunction, undertaking, decree or other like imposition; or

(e) result in the loss or impairment of or any default under any licence, authorisation or consent required by the Company for the purposes of its business; or

(f) entitle any person to acquire, or affect the entitlement of any person to acquire shares in the Company.

25. **RETIREMENT BENEFITS**

25.1 The Company does not have any obligation (whether or not legally binding) to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits in respect of its past or present officers and employees (**Pensionable Employees**) and no proposal or announcement has been made to any Employee or officer of the Company about the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any pension, lump-sum, death, ill-health, disability or accident benefit.

25.2 If required, the Company has provided access to a designated stakeholder scheme in accordance with section 3 of the Welfare Reform and Pensions Act 1999.

25.3 The Company has not discriminated against, or in relation to, any Pensionable Employee on grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, religion or belief in providing pension, lump-sum, death, ill-health, disability or accident benefits.

25.4 No acts, omissions or other events have, so far as the Sellers are aware, been reported to the Pensions Regulator under section 69 or 70 of the Company Pensions Act 2004 and, so far as the Sellers are aware, there is no fact or circumstance likely to give rise to such reports.

## 26. ANTI-CORRUPTION

26.1 The following definition in this paragraph applies in this agreement:

**Associated Person:** means in relation to a company, a person (including an employee, agent or subsidiary) who performs or has performed services for or on that company's behalf.

26.2 The Sellers are not aware of any activity, practice or conduct by the Company which would constitute an offence under the Bribery Act 2010.

26.3 So far as the Sellers are aware, no Associated Person of the Company has bribed another person (within the meaning given in section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for the Company. The Company has in place adequate procedures designed to prevent their Associated Persons from undertaking any such conduct.

26.4 The Company is not, nor (so far as the Sellers are aware) are any of its Associated Persons, the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under the Bribery Act 2010, and no such investigation, inquiry or proceedings have been threatened or, so far as the Sellers are aware, are pending and, so far as the Sellers are aware, there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

# Part 2. Tax warranties

## 1. GENERAL

1.1 All notices, returns (including any land transaction returns), reports, accounts, computations, statements, assessments and registrations and any other

1

necessary information submitted by the Company to any Taxation Authority for the purposes of Taxation have been made on a proper basis, were submitted within applicable time limits, were accurate and complete when submitted and remain accurate and complete in all material respects. None of the above is, or so far as the Sellers are aware is likely to be, the subject of any material dispute with any Taxation Authority.

1.2 All Taxation (whether of the UK or elsewhere), for which the Company has been liable to account, has been duly paid (insofar as such Taxation ought to have been paid).

1.3 The Company has, within applicable time limits, kept and maintained complete and accurate records, invoices and other information in relation to Taxation as they are required or is prudent to keep and maintain. Such records, invoices and information form part of tax accounting arrangements that enable the tax liabilities of the Company to be calculated accurately in all material respects.

1.4 All Taxation and national insurance contributions deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made (or treated as made) by the Company. All amounts due to be paid to the relevant Taxation Authority prior to the date of this agreement have been so paid by the due date, including, without limitation, all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.

1.5 So far as the Sellers are aware, the Company is not involved in any dispute with any Taxation Authority nor has, within the past 12 months, been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority. The Sellers are not aware of any circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made in the next 12 months.

1.6 The Company is not, or so far as the Sellers are aware, will not become liable, to make to any person (including any Taxation Authority) any payment in respect of any liability to Taxation which is primarily or directly chargeable against, or attributable to, any other person (other than the Company).

## 2. DISTRIBUTIONS AND OTHER PAYMENTS

2.1 No distribution or deemed distribution, within the meaning of section 1000 or sections 1022-1027 of CTA 2010, has been made (or will be deemed to have

1

been made) by the Company, except dividends shown in their audited accounts, and the Company is not bound to make any such distribution.

## 3. LOAN RELATIONSHIPS

3.1 The Company is not party to a loan relationship made other than on arm's length terms.

3.2 The Company has not been a party to a loan relationship which had an unallowable purpose.

3.3 Any loans or advances made, or agreed to be made, by the Company within sections 455, 459 and 460 of CTA 2010 have been disclosed in the Disclosure Letter. The Company has not released or written off, or agreed to release or write off, the whole or any part of any such loans or advances.

## 4. GROUP RELIEF

4.1 So far as the Sellers are aware, all claims made by the Company for group relief were valid when made and have been allowed by way of relief from corporation tax.

4.2 Except as provided in the Accounts, the Company is not, nor will be, obliged to make or be entitled to receive any payment for the surrender of group relief the Company as defined in section 183 of CTA 2010 in respect of any period ending on or before the Accounts Date.

## 5. TRANSFER PRICING

5.1 All transactions or arrangements made by the Company have been made on arm's length terms.

## 6. ANTI-AVOIDANCE

6.1 The Company has not been a party to, nor has been otherwise involved in, any transaction, scheme or arrangement designed wholly or mainly or containing steps or stages having no commercial purpose and designed wholly or mainly for the purpose of avoiding or deferring Taxation or reducing a liability to Taxation or amounts to be accounted for under PAYE.

## 7. VALUE ADDED TAX

7.1 The Company is not registered for the purposes of VAT.

7.2 The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT.

7.3 VAT has been duly paid by the Company, or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

7.4 No act or transaction has been effected in consequence of which the Company, is or may be held, liable for any VAT arising from supplies made by another company. So far as the Sellers are aware, no direction has been given, nor will be given, by HM Revenue & Customs under Schedule 9A to VATA 1994 as a result of which the Company would be treated as a member of another group for the purposes of VAT.

## 8. EMPLOYEES AND PENSIONS

8.1 The Company has not made, or agreed to make, any payment to, or provided or agreed to provide any benefit for, any director or former director, officer or employee of the Company, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes, whether up to or after the Accounts Date.

8.2 There are no trusts or other arrangements in place, whether funded or established by the Company of which the Sellers are aware, under which any employees or former employees of the Company or any persons associated with such employees or former employees can obtain a benefit in any form.

## 9. STAMP DUTY, STAMP DUTY LAND TAX AND STAMP DUTY RESERVE TAX

9.1 Any document that may be necessary or desirable in proving the title of the Company to any asset which is owned by the Company at Completion, and each document which the Company may wish to enforce or produce in evidence, is duly stamped for stamp duty purposes. No such documents which are outside the UK would attract stamp duty if they were brought into the UK.

## 10. TAX SHARING

The Company is not bound by or party to any Taxation indemnity, Taxation sharing or any Taxation allocation agreement in respect of which claims against the Company would not be time barred.

1

## 1. APPLICATION OF THIS SCHEDULE

Notwithstanding any other provision of this agreement, the provisions of this Schedule shall, together with clause 7, operate to limit the liability of the Sellers in respect of any Claim.

## 2. MITIGATION AND RECISSION

2.1 The Buyer shall, and shall procure that the Company shall, take all reasonable steps to avoid or mitigate any loss or liability which may give rise to a Claim.

2.2 The Buyer agrees that rescission shall not be available as a remedy for any breach of this agreement and agrees not to claim that remedy.

## 3. LIMITATIONS

3.1 No Claim shall be admissible and the Sellers shall not be liable in respect thereof to the extent that:

(a) the liability arises as a result of or is otherwise attributable wholly or partly to any voluntary act, transaction or omission of the Company or the Buyer or their respective directors, employees or agents on or after Completion; or

(b) the liability arises wholly or partly out of or as a result of any act, transaction or omission authorised by or carried out at the request of the Buyer or any member of the Buyer's Group (other than the sale and purchase of the Sale Shares pursuant to this agreement); or

(c) any Claim or the subject matter thereof has been or is made good or is otherwise compensated for (otherwise than by the Buyer or any member of the Buyer's Group); or

(d) the liability comprises penalties, charges or interest arising directly or indirectly from any act, transaction or omission of the Buyer or the Company after Completion; or

(e) the matter to which the Claim relates:

(i) is in respect of lost goodwill or possible business; or

(ii) arises wholly or partly from an act or omission of the Company or the Buyer required by law; or

(iii) such Claim is wholly or partly attributable to any voluntary act, omission, transaction or arrangement carried out at the request of or with the consent of the Buyer before Completion;

(f) the liability relates to any matter specifically and fully provided for in the Accounts or the Management Accounts.

4. **INSURANCES**

If, in respect of any matter which would give rise to a Claim, the Buyer or the Company is entitled to make a claim under any policy of insurance, then no such matter shall be the subject of a Claim and no Claim shall lie unless and until the Buyer or the Company (as the case may be) has made a claim against its insurers. Liability in respect of any such Claim shall then be reduced by the amount recovered under such policy of insurance (less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum from its insurers), or extinguished if the amount recovered exceeds the amount of the Claim.

5. **RECOVERY OF THIRD PARTIES**

5.1 If the Buyer recovers any amount from some other person (not being the Buyer or any member of the Buyer's Group or the Company's Group) (**Third Party**) in respect of any matter giving rise to a Claim, the amount of the Claim shall then be reduced by the amount recovered (less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum from such Third Party) or be extinguished if the amount recovered exceeds the amount of the Claim.

5.2 If the Sellers at any time pay to the Buyer an amount pursuant to a Claim and the Buyer subsequently recovers from a Third Party any sum in respect of the matter giving rise to such Claim, the Buyer shall repay to the Sellers as soon as possible so much of the amount paid to the Buyer as does not exceed the sum recovered from such Third Party (less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum from such Third Party).

5.3 If any amount is repaid to the Sellers by the Buyer in accordance with paragraph 5.2 of this Schedule, an amount equal to the amount so repaid shall be deemed never to have been paid by the Sellers to the Buyer.

## 6. RETROSPECTIVE LEGISLATION

No liability shall arise in respect of any Claim to the extent that such liability arises or is increased wholly or partly as a result of any legislation not in force at the date of this agreement which takes effect retrospectively.

## 7. CONTINGENT LIABILITIES

If any Claim arises by reason of some liability of the Company which, at the time such Claim is notified to the Sellers, is contingent only or otherwise not capable of being quantified, the Sellers shall not be under any obligation to make any payment in respect of such breach or Claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be, provided that this occurs before the expiry of the time limits set out in clause 7.5. Provided that such Claim has been notified to the Sellers in accordance with clause 7.5, the proviso to that clause shall be amended in relation to such Claim so as to require that (subject to the time limit imposed by clause 7.5) legal proceedings be commenced within 6 months from the date on which the said liability ceases to be contingent or becomes capable of being quantified, as the case may be, in order for the liability of the Sellers not to determine.

## Schedule 6 Particulars of the Leasehold Property

| | |
|---|---|
| **Description of the Leasehold Property** | Lower ground floor and basement storage room 8, 5/7 St Helen's Place, London EC3 |
| **Description of Lease (lease, underlease, licence, date and parties)** | Underlease |
| **Lessor** | Mountgrange (St. Helens) Limited |
| **Contractual date of termination of lease** | 28 June 2012 |
| **Occupier** | Goldenway Voltrex Investments Limited |
| **Current Use** | Business/professional office use (apart from the basement storage room, which is used for storage) |

Signed by Simon Alexander Heron ....................................

Signed by Arnaud Fransioli ....................................

Signed by Green Holdings Limited ....................................

Signed by Richard Henry John Harris ....................................

Signed by Jean England ....................................

Signed by Peter John Thurston ....................................

Signed by Mark Andrew Walter Beames ....................................

Signed by Stephen Michael Brawn ....................................

Signed by Espen Baardsen ....................................

Signed by Stephen Jonathan Millman ....................................

Signed by Steven Gary Robinson ....................................

Signed by Nigel Robert Grice ....................................

Signed by Jejola Investments Ltd

........................................

Signed by
for and on behalf of Goldenway
Precious Metals Ltd

........................................
Director

Signed by
for and on behalf of Goldenway
Voltrex Investments Limited

........................................
Director

Signed by
for and on behalf of VFX Financial
PLC

........................................
Director

**Appendix 1**

**FSA Consents**

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Simon Alexander Heron .......................................

Signed by Arnaud Fransioli .......................................

Signed by Green Holdings Limited .......................................

Signed by Richard Henry John Harris .......................................

Signed by Jean England .......................................

Signed by Peter John Thurston .......................................

Signed by Mark Andrew Walter Beames .......................................

Signed by Stephen Michael Brawn .......................................

Signed by Espen Baardsen .......................................

Signed by Stephen Jonathan Millman .......................................

Signed by Steven Gary Robinson .......................................

Signed by Nigel Robert Grice .......................................

| | |
|---|---|
| Signed by Simon Alexander Heron | ........................................ |
| Signed by Arnaud Fransioli | ........................................ |
| Signed by Green Holdings Limited | ........................................ |
| Signed by Richard Henry John Harris | ........................................ |
| Signed by Jean England | ........................................ |
| Signed by Peter John Thurston | ........................................ |
| Signed by Mark Andrew Walter Beames | ........................................ |
| Signed by Stephen Michael Brawn | ........................................ |
| Signed by Espen Baardsen | ........................................ |
| Signed by Stephen Jonathan Millman | ........................................ |
| Signed by Steven Gary Robinson | ........................................ |
| Signed by Nigel Robert Grice | ........................................ |

Signed by Simon Alexander Heron ....................................

Signed by Arnaud Fransioli ....................................

Signed by Green Holdings Limited ....................................

Signed by Richard Henry John Harris ....................................

Signed by Jean England ....................................

Signed by Peter John Thurston ....................................

Signed by Mark Andrew Walter Beames ....................................

Signed by Stephen Michael Brawn ....................................

Signed by Espen Baardsen ....................................

Signed by Stephen Jonathan Millman ....................................

Signed by Steven Gary Robinson ....................................

Signed by Nigel Robert Grice ....................................

Signed by Simon Alexander Heron ......................................

Signed by Arnaud Fransioli ......................................

Signed by Green Holdings Limited ...................................... ALTERNATE DIRECTOR

DIRECTOR

CHRISTINE STOCKTON . NINA GURNEY

Signed by Richard Henry John Harris ......................................

Signed by Jean England ......................................

Signed by Peter John Thurston ......................................

Signed by Mark Andrew Walter Beames ......................................

Signed by Stephen Michael Brawn ......................................

Signed by Espen Baardsen ......................................

Signed by Stephen Jonathan Millman ......................................

Signed by Steven Gary Robinson ......................................

Signed by Nigel Robert Grice ......................................

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Simon Alexander Heron ......................................

Signed by Arnaud Fransioli ......................................

Signed by Green Holdings Limited ......................................

Signed by Richard Henry John Harris ......................................

Signed by Jean England ......................................

Signed by Peter John Thurston ......................................

Signed by Mark Andrew Walter Beames ......................................

Signed by Stephen Michael Brawn ......................................

Signed by Espen Baardsen ......................................

Signed by Stephen Jonathan Millman ......................................

Signed by Steven Gary Robinson ......................................

Signed by Nigel Robert Grice ......................................

Signed by Simon Alexander Heron ....................................

Signed by Arnaud Fransioli ....................................

Signed by Green Holdings Limited ....................................

Signed by Richard Henry John Harris ....................................

Signed by Jean England ....................................

Signed by Peter John Thurston ....................................

Signed by Mark Andrew Walter Beames ....................................

Signed by Stephen Michael Brawn ....................................

Signed by Espen Baardsen ....................................

Signed by Stephen Jonathan Millman ....................................

Signed by Steven Gary Robinson ....................................

Signed by Nigel Robert Grice ....................................

SPA

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Simon Alexander Heron ........................................

Signed by Arnaud Fransioli ........................................

Signed by Green Holdings Limited ........................................

Signed by Richard Henry John Harris ........................................

Signed by Jean England ........................................

Signed by Peter John Thurston ........................................

Signed by Mark Andrew Walter Beames ........................................

Signed by Stephen Michael Brawn ........................................

Signed by Espen Baardsen ........................................

Signed by Stephen Jonathan Millman ........................................

Signed by Steven Gary Robinson ........................................

Signed by Nigel Robert Grice ........................................

Signed by Jejola Investments Ltd

.......................................

LI HIGGINS CL MAHY
FOR ANDROS MANAGEMENT LTD
SOLE DIRECTOR

Signed by
for and on behalf of Goldenway
Precious Metals Ltd

.......................................
Director

Signed by
for and on behalf of Goldenway
Voltrex Investments Limited

.......................................
Director

Signed by
for and on behalf of VFX Financial
PLC

.......................................
Director

| | |
|---|---|
| Signed by Jejola Investments Ltd | ...................................... |
| Signed by<br>for and on behalf of Goldenway Precious Metals Ltd | ......................................<br>Director |
| Signed by<br>for and on behalf of Goldenway Voltrex Investments Limited | ...................................... B MARNANE<br>Director |
| Signed by<br>for and on behalf of VFX Financial PLC | ...................................... C SHELTON.<br>Director |